Exhibit 99.1
Asterias Biotherapeutics Announces $10.4 Million Registered Direct Offering

FREMONT, California, October 16, 2017 — Asterias Biotherapeutics, Inc. (NYSE American: AST), a biotechnology company focused on the field of regenerative medicine, today announced that it entered into a securities purchase agreement with certain institutional investors in connection with a registered direct offering, of an aggregate of four million shares of its Series A common stock at an offering price of $2.60 per share, for aggregate gross proceeds of approximately $10.4 million. The offering is expected to close on or about October 18, 2017, subject to the satisfaction of customary closing conditions.

Chardan is acting as sole placement agent in connection with the offering.

Asterias intends to use the net proceeds from this offering for clinical trial and process development activities related to its AST-OPC1 program, research and development, capital expenditures, working capital, and other general corporate purposes.

The securities described above are being offered by Asterias pursuant to a shelf registration statement (File No. 333-215154) relating to the securities being offered which has been filed with and declared effective by the Securities and Exchange Commission (SEC).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Asterias Biotherapeutics

Asterias Biotherapeutics, Inc. is a biotechnology company pioneering the field of regenerative medicine.  The company’s proprietary cell therapy programs are based on its pluripotent stem cell and immunotherapy platform technologies.  Asterias is presently focused on advancing three clinical-stage programs which have the potential to address areas of very high unmet medical need in the fields of neurology and oncology.  AST-OPC1 (oligodendrocyte progenitor cells) is currently in a Phase 1/2a dose escalation clinical trial in spinal cord injury.  AST-VAC1 (antigen-presenting autologous dendritic cells) is undergoing continuing development by Asterias based on promising efficacy and safety data from a Phase 2 study in Acute Myeloid Leukemia (AML), with current efforts focused on streamlining and modernizing the manufacturing process.  AST-VAC2 (antigen-presenting allogeneic dendritic cells) represents a second generation, allogeneic cancer immunotherapy.  The company’s research partner, Cancer Research UK, plans to begin a first-in-human (FIH) clinical trial of AST-VAC2 in non-small cell lung cancer in 2017.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating and/or clinical research results, future growth in research, technology, clinical development, and potential opportunities for Asterias, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements.  Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights.  Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Asterias, particularly those mentioned in the cautionary statements found in Asterias’ filings with the Securities and Exchange Commission.  Asterias disclaims any intent or obligation to update these forward-looking statements.

Contacts:

Investor Relations:
(510) 456-3892
InvestorRelations@asteriasbio.com

Investor Contact:
EVC Group, Inc.
Michael Polyviou/Greg Gin
(646) 445-4800
mpolyviou@evcgroup.com